PRESS RELEASE
                                                For further information contact:
                                                Edward F. Ruttenberg
                                                Phone: (412) 422-2377
                                                Fax:      (412) 422-2378
                                                Release No:  2005-12

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGIE) FOUR NEW DIRECTORS APPOINTED

BUSINESS EDITOR

         JAMESTOWN, NY- (BUSINESS WIRE) August 3, 2005. American Locker Group Incorporated announced that the Board of Directors has named John Harris, Harold Rabin, Mary Stanford and James Vanasek as new Directors of the Company. Continuing as members of the Board are Edward F. Ruttenberg, Alan H. Finegold and Steven Bregman. The new Directors fill vacancies created by the recent resignations of Anthony J. Crisafio, Donald I. Dussing, Jr., Roy J. Glosser, Thomas Lynch, IV, and Jeffrey C. Swoveland as Directors.

         Mr. Ruttenberg, Chairman of the Board and Chief Executive Officer stated: "The Board of Directors is very pleased to welcome such well qualified persons to serve on the Board and key committees of the Board as the Company proceeds with the implementation of its restructuring plan."

         Mr. Harris has served as Principal of Harris Capital Advisors, a consulting, investment analysis and private equity financing firm located in Dallas, Texas, since 2001. Mr. Harris also served as Vice President of Emerson Partners, a real estate private equity fund, from 2001 to 2003. Prior to that, Mr. Harris was a partner at SunTx Capital Partners, a private investment firm also located in Dallas, Texas, from 2000 to 2001. He will serve on the Executive Compensation Committee of the Board.

         Dr. Rabin has been a diagnostic radiologist with Quantum Imaging and Therapeutic Associates for over 25 years. Dr. Rabin currently serves as a member of the group's Finance Committee and previously served as its President. In addition, Dr. Rabin is a member of the Medical Executive Committee of Holy Spirit Hospital in Camp Hill, Pennsylvania. He will serve on the Executive Committee of the Board. Dr. Rabin is Mr. Ruttenberg's brother-in-law and beneficially owns approximately 42,000 shares of the Company's common stock.



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         Dr. Stanford, PhD., has been an Associate Professor of Accounting at the Neeley School of Business at Texas Christian University since 2002. Dr. Stanford previously was an Associate Professor of Accounting at Syracuse University from 1999 to 2002. She will serve on the Audit Committee.

         Mr. Vanasek has served as Principal of VN Capital Management, LLC, a private hedge fund, since 2002. Prior to that, Mr. Vanasek was an investment banking associate at JPMorgan. VN Capital beneficially owns 121,508 shares, or 12.7% of the outstanding common stock. He will serve on the Audit and Executive Compensation Committees.

         The matters discussed in this press release which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve certain known and unknown risks, some of which are beyond the Company's control, including, among others, risks related to (i) the Company's plans, strategies, objectives, expectations, and intentions, which are subject to change at any time at the discretion of the Company, (ii) the successful implementation of the Company's restructuring plan, including a significant reduction of annual selling, general and administrative expenses, the relocation of the Company's headquarters in Texas, and the restructuring of its bank debt on acceptable terms, (iii) new product development by the Company, (iv) the Company's liquidity and capital resources,
(v) the Company's competition, and (vi) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from those expressed in any forward-looking statement made by or on the Company's behalf. In light of these risks and uncertainties, there can be no assurance that the forward-looking information will, in fact, prove to be accurate. The Company has undertaken no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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